                               RESALE AGREEMENT


                                   BETWEEN


                          GTE SOUTHWEST INCORPORATED


                                     AND


                           VALU-LINE LONG DISTANCE

                              TABLE OF CONTENTS


ARTICLE I
     SCOPE AND INTENT OF AGREEMENT ......................................   I-1

ARTICLE II
     DEFINITIONS ........................................................  II-1

1.   General Definitions ................................................  II-1
     1.1   "Act" ........................................................  II-1
     1.2   "Applicable Law" .............................................  II-1
     1.3   "Bona Fide Request (BFR)" ....................................  II-1
     1.4   "Business Day" ...............................................  II-1
     1.5   "Centralized Message Distribution System" (CMDS) .............  II-1
     1.6   "Commission" .................................................  II-1
     1.7   "Competitive Local Exchange Carrier" (CLEC) ..................  II-1
     1.8   "compliance" .................................................  II-1
     1.9   "Customer" ...................................................  II-1
     1.10  "Customer Usage Data" ........................................  II-1
     1.11  "EMR" ........................................................  II-1
     1.12  "E-911 Service" ..............................................  II-2
     1.13  "Exchange Service" ...........................................  II-2
     1.14  "FCC" ........................................................  II-2
     1.15  generator ....................................................  II-2
     1.16  "GTOC" .......................................................  II-2
     1.17  "Guide" ......................................................  II-2
     1.18  hazardous chemical ...........................................  II-2
     1.19  hazardous waste ..............................................  II-2
     1.20  imminent danger ..............................................  II-2
     1.21  "Incumbent Local Exchange Carrier" (ILEC) ....................  II-2
     1.22  "Interim Number Portability (INP)" ...........................  II-2
     1.23  "IXC" or "Interexchange Carrier" .............................  II-2
     1.24  "Line Information Data Base (LIBD)"...........................  II-3
     1.25  "Local Exchange Carrier" or "LEC" ............................  II-3
     1.26  "Local Number Portability (LNP)" .............................  II-3
     1.27  "Local Traffic" ..............................................  II-3
     1.28  "NANP" .......................................................  II-3
     1.29  "Numbering Plan Area" or "NPA" ...............................  II-3
     1.30  "NXX", "NXX Code", "Central Office Code" or "CO Code" ........  II-3
     1.31  "911 Service" ................................................  II-3
     1.32  owner and operator ...........................................  II-3
     1.33  "Provider" ...................................................  II-3
     1.34  spill or release .............................................  II-3
     1.35  "Subsidiary" .................................................  II-4
     1.36  "Telecommunications Services" ................................  II-4
     1.37  third party contamination ....................................  II-4
     1.38  Undefined Terms ..............................................  II-4
     1.39  "Vertical Features" (Including "CLASS Features") .............  II-4

ARTICLE III
     GENERAL PROVISIONS ................................................. III-1


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1.   Scope of General Provisions .......................................  III-1

2.   Term and Termination
     2.1   Term ........................................................  III-1
     2.2   Post-Termination Arrangements ...............................  III-1
     2.3   Termination Upon Default ....................................  III-1
     2.4   Termination Upon Sale .......................................  III-I
     2.5   Liability Upon Termination ..................................  III-1

3.   Amendments ........................................................  III-2

4.   Assignment ........................................................  III-2

5.   Authority .........................................................  III-2

6.   Responsibility for Payment ........................................  III-2

7.   Billing and Payment ...............................................  III-2
     7.1   Dispute .....................................................  III-2
     7.2   Late Payment Charge .........................................  III-2
     7.3   Due Date ....................................................  III-2
     7.4   Audits ......................................................  III-2

8.   Binding Effect ....................................................  III-2

9.   Compliance with Laws and Regulations ..............................  III-3

10.  Confidential Information ..........................................  III-3
     10.1  Identification ..............................................  III-3
     10.2  Handling ....................................................  III-3
     10.3  Exceptions ..................................................  III-3
     10.4  Survival ....................................................  III-4

11.  Consent ...........................................................  III-4

12.  Cooperation on Fraud Minimization .................................  III-4

13.  Dispute Resolution ................................................  III-4
     13.1  Alternative to Litigation ...................................  III-4
     13.2   Negotiations ...............................................  III-4
     13.3  Arbitration .................................................  III-4
     13.4  Expedited Arbitration Procedures ............................  III-5
     13.5  Costs .......................................................  III-5
     13.6  Continuous Service ..........................................  III-5

14.  Entire Agreement ..................................................  III-5

15.  Expenses ..........................................................  III-5

16.  Force Majeure .....................................................  III-5

17.  Good Faith Performance ............................................  III-5


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

18.  Governing Law .....................................................  III-6

19.  GTE Standard Practices ............................................  III-6

20.  Headings ..........................................................  III-6

21.  Independent Contractor Relationship ...............................  III-6

22.  Law Enforcement Interface .........................................  III-6

23.  Liability and Indemnity ...........................................  III-6
     23.1  Indemnification .............................................  III-6
     23.2  End User and Content-Related Claims .........................  III-6
     23.3  DISCLAIMER ..................................................  III-7
     23.4  Limitation of Liability .....................................  III-7
     23.5  Intellectual Property .......................................  III-7

24.  Multiple Counterparts .............................................  III-7

25.  No Offer ..........................................................  III-7

26.  No Third Party Beneficiaries ......................................  III-7

27.  Notices ...........................................................  III-7

28.  Protection ........................................................  III-8
     28.1  Impairment of Service .......................................  III-8
     28.2  Resolution ..................................................  III-8

29.  Publicity .........................................................  III-8

30.  Regulatory Agency Control .........................................  III-8

31.  Changes in Legal Requirements .....................................  III-8

32.  Effective Date ....................................................  III-9

33.  Regulatory Matters ................................................  III-9

34.  Rule of Construction ..............................................  III-9

35.  Section References ................................................  III-9

36.  Service Standards .................................................  III-9
     36.1 ..............................................................  III-9
     36.2 ..............................................................  III-9
     36.3 ..............................................................  III-9
     36.4 ..............................................................  III-9

37.  Severability ......................................................  III-9

38.  Subcontractors ....................................................  III-9

39.  Subsequent Law ..................................................... III-9

40.  Taxes .............................................................. III-10

41.  Trademarks and Trade Names ......................................... III-10

42.  Waiver ............................................................. III-10

43.  Amendment of Certain Rates ......................................... III-10

ARTICLE IV
     GENERAL RULES GOVERNING RESOLD SERVICES ...........................   IV-1

1.   General ...........................................................   IV-1

2.   Liability of GTE ..................................................   IV-1
     2.1   Inapplicability of Tariff Liability .........................   IV-1
     2.2   Valu-Line Tariffs or Contracts ..............................   IV-1
     2.3   No Liability for Errors .....................................   IV-1

3.   Unauthorized Changes ..............................................   IV-1
     3.1   Procedures ..................................................   IV-1
     3.2   Option to Restrict Changes Without Evidence of
           Authorization ...............................................   IV-2

4.   Impact of Payment of Charges on Service ...........................   IV-2

5.   Unlawful Use of Service ...........................................   IV-2

6.   Timing of Messages ................................................   IV-3

7.   Procedures For Preordering, Ordering, Provisioning, Etc. ..........   IV-3

8.   Customer Contacts .................................................   IV-3

ARTICLE V
     RESALE OF SERVICES ................................................    V-I

1.   General ...........................................................    V-I

2.   Terms and Conditions ..............................................    V-I
     2.1   Quality and Performance .....................................    V-I
     2.2   Restrictions on Resale ......................................    V-I
     2.3   Restrictions on Discount of Retail Services .................    V-I
     2.4   Resale to Other Carriers ....................................    V-2

3.   Ordering and Billing ..............................................    V-2
     3.1   Local Service Request .......................................    V-2
     3.2   Certificate of Operating Authority ..........................    V-2
     3.3   Letter of Authorization .....................................    V-2
     3.4   Directory Assistance Listings ...............................    V-2
     3.5   Nonrecurring Charges ........................................    V-2
     3.6   Transfers Between Valu-Line and Another Reseller of
           GTE Services ................................................    V-2
     3.7   Local Calling Detail ........................................    V-2


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     3.8   Procedures ....................................................  V-2
     3.9   LIDB ..........................................................  V-2
     3.10  "OLN" .........................................................  V-2

4.   Maintenance .........................................................  V-3
     4.1   Maintenance, Testing and Repair ...............................  V-3
     4.2   Specifics and Procedures for Maintenance ......................  V-3

5.   Services Available for Resale .......................................  V-3
     5.1   Description of Local Exchange Services Available for Resale ...  V-3
     5.2   List of Services Available for Resale .........................  V-3
     5.3   Rates .........................................................  V-3
     5.4   Grandfathered Services ........................................  V-4
     5.5   Access ........................................................  V-4
     5.6   Operator Services (OS) and Directory Assistance (DA) ..........  V-4

ARTICLE VI
     ADDITIONAL SERVICES AND COORDINATED SERVICE ARRANGEMENTS ............ VI-1

1.   Bona Fide Request Process ........................................... VI-1
     1.1   Intent ........................................................ VI-1
     1.2   Process ....................................................... VI-1

2.   Transfer of Service Announcements ................................... VI-1

3.   Misdirected Calls ................................................... VI-1
     3.1   ............................................................... VI-2
     3.2   ............................................................... VI-2

4.   911/E911 Arrangements ............................................... VI-2
     4.1   Description of Service ........................................ VI-2
     4.2   Cooperation and Level of Performance .......................... VI-2
     4.3   Updates to MSAG ............................................... VI-2
     4.4   Updates to Database ........................................... VI-2
     4.5   Compensation .................................................. VI-2
     4.6   Liability ..................................................... VI-2

5.   Information Services Traffic ........................................ VI-2
     5.1   Blocking ...................................................... VI-2

6.   Directory Assistance Listings Information ........................... VI-3
     6.1   ............................................................... VI-3
     6.2   ............................................................... VI-3
     6.3   ............................................................... VI-3

7.   Directory Listings and Directory Distribution ....................... VI-3

8.   Busy Line Verification and Busy Line Verification Interrupt ......... VI-3

9.   SAG   ............................................................... VI-4

10.  Dialing Format Changes .............................................. VI-4

11.  Operational Support Systems (OSS) ................................... VI-4

APPENDIX A
     SERVICES AVAILABLE FOR RESALE .......................................  A-I

APPENDIX B
     SERVICE ORDERING, PROVISIONING, BILLING AND MAINTENANCE .............  B-I

APPENDIX 43A .............................................................  C-I

APPENDIX 43B .............................................................  D-l

This Resale Agreement (the "Agreement"), is made effective as of _______, 199__, by and between GTE Southwest Incorporated, with its address for purposes of this Agreement at 600 Hidden Ridge Drive, Irving, Texas 75038 ("GTE"), and Valu-Line Long Distance, in its capacity as a certified provider of local dial-tone service ("Valu-Line"), with its address for this Agreement at Attention: William
D. Rhodes, Jr., 3301 W. Marshall Avenue, P.O. Box 3707, Longview, Texas 75606 (GTE and Valu-Line being referred to collectively as the "Parties" and individually as a "Party"). This Agreement covers services in the state of Texas only (the "State").

WHEREAS, Section 251 of the Telecommunications Act of 1996 (the "Act") imposes specific obligations on LECs with respect to the interconnection of their networks, resale of their telecommunications services, access to their poles, ducts, conduits and rights-of-way and, in certain cases, the offering of certain unbundled network elements and physical collocation of equipment in LEC premises;

WHEREAS, GTE is entering, under protest, into certain aspects of this Agreement that incorporate adverse results from the arbitrated agreements approved or which may be approved by the Commission in this state and is doing so in order to avoid the expense of arbitration while at the same time preserving its legal positions, rights and remedies.

NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GTE and Value-Line hereby covenant and agree as follows:

                                    ARTICLE I
                          SCOPE AND INTENT OF AGREEMENT


This Agreement governs the purchase by Valu-Line of certain telecommunications services provided by GTE in its franchise areas for resale by Valu-Line. This Agreement is an integrated package that reflects a balancing of interests critical to the Parties. This Agreement will be submitted to the Texas Public Utility Commission (the "Commission") for approval. The Parties agree that their entrance into this Agreement is without prejudice to and does not waive any positions they may have taken previously, or may take in the future, in any legislative, regulatory, judicial or other public forum addressing any matters, including matters related to the same types of arrangements covered in this Agreement.

The services and facilities to be provided to Valu-Line by GTE in satisfaction of this Agreement may be provided pursuant to GTE tariffs and then current practices. Should such services and facilities be modified by tariff or by Order, including any modifications resulting from other Commission proceedings, federal court review or other judicial action, such modifications will be deemed to automatically supersede any rates and terms and conditions of this Agreement. GTE will provide notification to Valu-Line before such a tariff becomes effective, and Valu-Line may provide input on such proposed tariff. The Parties shall cooperate with one another for the purpose of incorporating required modifications into this agreement.

                                   ARTICLE II
                                   DEFINITIONS

1. General Definitions. Except as otherwise specified herein, the following definitions shall apply to all Articles and Appendices contained in this Agreement. Additional definitions that are specific to the matters covered in a particular Article may appear in that Article. To the extent that there may be any conflict between a definition set forth in this Article II and any definition in a specific Article or Appendix, the definition set forth in the specific Article or Appendix shall control with respect to that Article or Appendix.

1.1 "Act" means the Telecommunications Act of 1996, Public Law 104-104 of the 104th United States Congress effective February 8,1996.

1.2 "Applicable Law" shall mean all laws, statutes, common law, regulations, ordinances, codes, rules, guidelines, orders, permits, and approvals of any Governmental Authority, which apply or relate to the subject matter of this Agreement.

1.3 "Bona Fide Request (BFR)" process is intended to be used when requesting customized Service Orders for certain services, features, capabilities or functionality defined and agreed upon by the Parties as services to be ordered as Bona Fide Requests.

1.4 "Business Day" shall mean Monday through Friday, except for holidays on which the U.S. mail is not delivered.

1.5 "Centralized Message Distribution System" (CMDS) means the billing record and clearing house transport system that the Regional Bell Operating Companies ("RBOCs") and other incumbent LECs use to efficiently exchange out collects and in collects as well as Carrier Access Billing System ("CABS") records.

1.6     "Commission" means the Texas Public Utility Commission.

1.7 "Competitive Local Exchange Carrier" (CLEC) means any company or person authorized to provide local exchange services in competition with an Incumbent Local Exchange Carrier ("ILEC").

1.8 "compliance" means environmental and safety laws and regulations are based upon a federal regulatory framework, with certain responsibilities delegated to the States. An environmental/safety compliance program may include review of applicable laws/regulations, development of written procedures, training of employees and auditing.

1.9 "Customer" may mean GTE or Valu-Line depending on the context and which Party is receiving the service from the other Party.

1.10 "Customer Usage Data" means that the local telecommunications services usage data of a Valu-Line customer, measured in minutes, sub-minute increments, message units, or otherwise, that is recorded and exchanged by the Parties.

1.11 "EMR" means the Exchange Message Record which is an industry standard record used to exchange telecommunications message information among CLECs for billable, non-billable, sample, settlement and study data. EMR format is defined in BR-010-200-010 CRIS Exchange Message Record, published by Bellcore and which defines the industry standard for exchange message records.

1.12 "E-911 Service" is a method of routing 911 calls to a Public Service Answering Point that uses a customer location database to determine the location to which a call should be routed. E-9-1-1 service includes the forwarding of the caller's Automatic Number Identification (ANI) to the PSAP where the ANI is used to retrieve and display the Automatic Location Identification (ALI) on a terminal screen at the answering Attendant's position. It usually includes selective routing.

1.13 "Exchange Service" refers to all basic access line services, or any other services offered to end users which provide end users with a telephonic connection to, and a unique telephone number address on, the public switched telecommunications network ("PSTN"), and which enable such end users to place or receive calls to all other stations on the PSTN.

1.14    "FCC" means the Federal Communications Commission.

1.15 generator means under Resource Conservation Recovery Act (RCRA), the person whose act produces a hazardous waste (40 CFR 261) or whose act first causes a hazardous waste to become subject to regulation. The generator is legally responsible for the proper management and disposal of hazardous wastes in accordance with regulations.

1.16    "GTOC" means GTE Telephone Operating Company.

1.17 "Guide" means the GTE Open Market Transition Order/Processing Guide/ALEC Customer Guide, which contains GTE's operating procedures for ordering, provisioning, trouble reporting and repair for resold services and unbundled elements. Except as specifically provided otherwise in this Agreement, service ordering, provisioning, billing and maintenance shall be governed by the "Guide" which may be amended from time to time by GTE as needed. A copy has been provided to Valu-Line and is incorporated by reference into this Agreement.

1.18 hazardous chemical means as defined in the U.S. Occupational Safety and Health (OSHA) hazard communication standard (29 CFR 1910.1200), any chemical which is a health hazard or physical hazard.

1.19 hazardous waste means as described in RCRA, a solid waste(s) which may cause, or significantly contribute to an increase in mortality or illness or pose a substantial hazard to human health or the environment when improperly treated, stored, transported or disposed of or otherwise managed because of its quantity, concentration or physical or chemical characteristics.

1.20 imminent danger means as described in the Occupational Safety and Health Act and expanded for environmental matters, any conditions or practices at a facility which are such that a danger exists which could reasonably be expected to cause death or serious harm or significant damage to the environment or natural resources.

1.21 "Incumbent Local Exchange Carrier" (ILEC) means any local exchange carrier that was as of February 8, 1996, deemed to be a member of the Exchange Carrier Association as set forth in 47 C.F.R. ss.69.601(b) of the FCC's regulations.

1.22 "Interim Number Portability (INP)" means the delivery of LNP capabilities, from a customer standpoint in terms of call completion, with as little impairment of functioning, quality, reliability, and convenience as possible and from a carrier standpoint in terms of compensation, through the use of existing and available call routing, forwarding, and addressing capabilities.

1.23 "IXC" or "Interexchange Carrier" means a telecommunications service provider authorized by the FCC to provide interstate long distance communications services between LATAs and are authorized by the State to provide inter- and/or intraLATA long distance communications services within the State.

1.24 "Line Information Data Base (LIDB)" means one or all, as the context may require, of the Line Information databases owned individually by GTE and other entities which provide, among other things, calling card validation functionality for telephone line number cards issued by GTE and other entities. A LIDB also contains validation data for collect and third number-billed calls; i.e., Billed Number Screening.

1.25 "Local Exchange Carrier" or "LEC" means any company certified by the Commission to provide local exchange telecommunications service. This includes the Parties to this Agreement.

1.26 "Local Number Portability (LNP)" means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

1.27 "Local Traffic" means traffic that is originated by an end user of one Party and terminates to the end user of the other Party within GTE's then current local serving area, including mandatory local calling scope arrangements. A mandatory local calling scope arrangement is an arrangement that provides end users a local calling scope, Extended Area Service ("EAS"), beyond their basic exchange serving area. Local Traffic does not include optional local calling scopes (i.e., optional rate packages that permit the end user to choose a local calling scope beyond their basic exchange serving area for an additional fee), referred to hereafter as "optional EAS".

1.28 "NANP" means the "North American Numbering Plan", the system of telephone numbering employed in the United States, Canada, and the Caribbean countries that employ NPA 809.

1.29 "Numbering Plan Area" or "NPA" is also sometimes referred to as an area code. This is the three digit indicator which is defined by the "A", "B", and "C" digits of each 10-digit telephone number within the NANP. Each NPA contains 800 possible NXX Codes. There are two general categories of NPA, "Geographic NPAs" and "Non-Geographic NPAs". A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a "Service Access Code" or "SAC Code" is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas. 800, 900, 700, and 888 are examples of Non-Geographic NPAs.

1.30 "NXX", "NXX Code", "Central Office Code" or "CO Code" is the three digit switch entity indicator which is defined by the "D", "E", and "F" digits of a 10-digit telephone number within the NANP. Each NXX Code contains 10,000 station numbers. Historically, entire NXX code blocks have been assigned to specific individual local exchange end office switches.

1.31 "911 Service" means a universal telephone number which gives the public direct access to the PSAP. Basic 911 service collects 911 calls from one or more local exchange switches that serve a geographic area. The calls are then sent to the correct authority designated to receive such calls.

1.32 owner and operator means as used in OSHA regulations, owner is the legal entity, including a lessee, which exercises control over management and record keeping functions relating to a building or facility. As used in the Resource Conservation and Recovery Act (RCRA), operator means the person responsible for the overall (or part of the) operations of a facility.

1.33 "Provider" may mean GTE or Valu-Line depending on the context and which Party is providing the service to the other Party.

1.34 spill or release means as described under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), it includes, but is not limited to: spilling, leaking,


                                        11-3
        dumping or disposing into the environment of any hazardous chemical, extremely hazardous substance or CERCLA hazardous substance.

1.35 "Subsidiary" of a Party means a corporation or other legal entity that is majority owned by such Party.

1.36 "Telecommunications Services" means the offering of telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

1.37 third party contamination means environmental pollution that is not generated by the LEC or Valu-Line but results from off-site activities impacting a facility.

1.38 Undefined Terms means the Parties acknowledge that terms may appear in this Agreement which are not defined and agree that any such terms shall be construed in accordance with their customary usage in the telecommunications industry as of the effective date of this Agreement.

1.39 "Vertical Features" (including "CLASS Features") means vertical services and switch functionalities provided by GTE, including: Automatic Call Back; Automatic Recall; Call Forwarding Busy Line/Don't Answer; Call Forwarding Don't Answer; Call Forwarding Variable; Call Forwarding - Busy Line; Call Trace; Call Waiting; Call Number Delivery Blocking Per Call; Calling Number Blocking Per Line; Cancel Call Waiting; Distinctive Ringing/Call Waiting; Incoming Call Line Identification Delivery; Selective Call Forward; Selective Call Rejection; Speed Calling; and Three Way Calling/Call Transfer.


                                      11-4

                                   ARTICLE III
                               GENERAL PROVISIONS

1. Scope of General Provisions. Except as may otherwise be set forth in a particular Article or Appendix of this Agreement, in which case the provisions of such Article or Appendix shall control, these General Provisions apply to all Articles and Appendices of this Agreement.

2.      Term and Termination.

2.1 Term. Subject to the termination provisions contained in this Agreement, the term of this Agreement shall be two (2) years from the effective date referenced in the first paragraph of this Agreement and shall continue in effect for consecutive one (1) year terms until either Party gives the other Party at least ninety (90) calendar days written notice of termination, which termination shall be effective at the end of the then-current term. In the event notice is given less than 90 calendar days prior to the end of the current term, this Agreement shall remain in effect for 90 calendar days after such notice is received, provided, that in no case shall the term be extended beyond 90 calendar days after the end of the current term.

2.2 Post-Termination Arrangements. Except in the case of termination as a result of either Party's default or a termination upon sale, for service arrangements made available under this Agreement and existing at the time of termination, those arrangements may continue without interruption (a) under a new agreement voluntarily executed by the Parties; (b) standard terms and conditions approved and made generally effective by the Commission, if any; (c) tariff terms and conditions made generally available to all CLECs; or (d) any rights under Section 252(i) of the Act.

2.3 Termination Upon Default. Either Party may terminate this Agreement in whole or in part in the event of a default by the other Party; provided however, that the non-defaulting Party notifies the defaulting party in writing of the alleged default and that the defaulting Party does not cure the alleged default within sixty (60) calendar days of receipt of written notice thereof. Default is defined to include:

        (a) A Party's insolvency or the initiation of bankruptcy or receivership proceedings by or against the Party; or

        (b) A Party's refusal or failure in any material respect properly to perform its obligations under this Agreement, or the violation of any of the material terms or conditions of this Agreement.

2.4 Termination Upon Sale. Notwithstanding anything to the contrary contained herein, a Party may terminate this Agreement as to a specific operating area or portion thereof of such Party if such Party sells or otherwise transfers the area or portion thereof. The Party shall provide the other Party with at least ninety (90) calendar days' prior written notice of such termination, which shall be effective on the date specified in the notice. Notwithstanding termination of this Agreement as to a specific operating area, this Agreement shall remain in full force and effect in the remaining operating areas.

2.5 Liability upon Termination. Termination of this Agreement, or any part hereof, for any cause shall not release either Party from any liability which at the time of termination had already accrued to the other Party or which thereafter accrues in any respect to any act or omission occurring prior to the termination or from an obligation which is expressly stated in this Agreement to survive termination.


                                     III-1

3. Amendments. Any amendment, modification, or supplement to this Agreement must be in writing and signed by an authorized representative of each Party. The term "this Agreement" shall include future amendments, modifications, and supplements.

4. Assignment. Any assignment by either Party of any right, obligation, or duty, in whole or in part, or of any interest, without the written consent of the other Party shall be void, except that either Party may assign all of its rights, and delegate its obligations, liabilities and duties under this Agreement, either in whole or in part, to any entity that is, or that was immediately preceding such assignment, a Subsidiary or Affiliate of that Party without consent, but with written notification. The effectiveness of an assignment shall be conditioned upon the assignee's written assumption of the rights, obligations, and duties of the assigning Party.

5. Authority. Each person whose signature appears on this Agreement represents and warrants that he or she has authority to bind the Party on whose behalf he or she has executed this Agreement.

6. Responsibility for Payment. All charges for Services provided under this Agreement will be billed to Valu-Line, including all applicable taxes and surcharges. In addition, the End User Common Line (EUCL) Charge from GTOC Tariff FCC No. 1 is applicable to Resold Services. Valu-Line is responsible for payment of charges billed regardless of any billing arrangements or situation between Valu-Line and its end user customer.

7. Billing and Payment. Except as provided elsewhere in this Agreement, Valu-Line and GTE agree to exchange all information to accurately, reliably, and properly bill for features, functions and services rendered under this Agreement.

7.1 Dispute. If one Party disputes a billing statement issued by the other Party, the billed Party shall notify Provider in writing regarding the nature and the basis of the dispute within sixty (60) calendar days of the statement date or the dispute shall be waived. The Parties shall diligently work toward resolution of all billing issues.

7.2 Late Payment Charge. If any undisputed amount due on the billing statement is not received by Provider on the payment due date, Provider may charge, and Customer agrees to pay, at Provider's option, interest on the past due balance at a rate equal to the lesser of the interest rates set forth in the applicable GTE/Contel state access tariffs or the GTOC/GSTC FCC No. 1 tariff, one and one-half percent (1 1/2%) per month or the maximum nonusurious rate of interest under applicable law. Late payment charges shall be included on the next statement.

7.3 Due Date. Payment is due 30 calendar days from the bill date or 20 calendar days from receipt of bill whichever is later.

7.4 Audits. Either Party may conduct an audit of the other Party's books and records pertaining to the Services provided under this Agreement, no more frequently than once per twelve (12) month period, to evaluate the other Party's accuracy of billing, data and invoicing in accordance with this Agreement. Any audit shall be performed as follows: (i) following at least thirty (30) Business Days' prior written notice to the audited Party; (ii) subject to the reasonable scheduling requirements and limitations of the audited Party; (iii) at the auditing Party's sole cost and expense; (iv) of a reasonable scope and duration; (v) in a manner so as not to interfere with the audited Party's business operations; and (vi) in compliance with the audited Party's security rules.

8. Binding Effect. This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Parties.


                                     III-2

9. Compliance with Laws and Regulations. Each Party shall comply with all federal, state, and local statutes, regulations, rules, ordinances, judicial decisions, and administrative rulings applicable to its performance under this Agreement.

10.     Confidential Information.

10.1 Identification. Either Party may disclose to the other proprietary or confidential customer, technical, or business information in written, graphic, oral or other tangible or intangible forms ("Confidential Information"). In order for information to be considered Confidential Information under this Agreement, it must be marked "Confidential" or "Proprietary," or bear a marking of similar import. Orally or visually disclosed information shall be deemed Confidential Information only if contemporaneously identified as such and reduced to writing and delivered to the other Party with a statement or marking of confidentiality within thirty (30) calendar days after oral or visual disclosure.

        Notwithstanding the foregoing, all orders for Services placed by Valu-Line pursuant to this Agreement, and information that would constitute customer proprietary network information of Valu-Line end user customers pursuant to the Act and the rules and regulations of the FCC, as well as recorded usage information with respect to Valu-Line end users, whether disclosed by Valu-Line to GTE or otherwise acquired by GTE in the course of its performance under this Agreement, and where GTE is the NANP Number Plan Administrator, Valu-Line information submitted to GTE in connection with such responsibilities shall be deemed Confidential Information of Valu-Line for all purposes under this Agreement whether or not specifically marked or designated as confidential or proprietary.

10.2 Handling. In order to protect such Confidential Information from improper disclosure, each Party agrees:

        (a) That all Confidential Information shall be and shall remain the exclusive property of the source;

        (b) To limit access to such Confidential Information to authorized employees who have a need to know the Confidential Information for performance of this Agreement;

        (c) To keep such Confidential Information confidential and to use the same level of care to prevent disclosure or unauthorized use of the received Confidential Information as it exercises in protecting its own Confidential Information of a similar nature;

        (d) Not to copy, publish, or disclose such Confidential Information to others or authorize anyone else to copy, publish, or disclose such Confidential Information to others without the prior written approval of the source;

        (e) To return promptly any copies of such Confidential Information to the source at its request; and

        (f) To use such Confidential Information only for purposes of fulfilling work or services performed hereunder and for other purposes only upon such terms as may be agreed upon between the Parties in writing.

10.3 Exceptions. These obligations shall not apply to any Confidential Information that was legally in the recipient's possession prior to receipt from the source, was received in good faith from a third party not subject to a confidential obligation to the source, now is or later becomes publicly known through no breach of confidential obligation by the recipient, was developed by the recipient without the developing persons having access to any of the Confidential Information received in confidence from the source, or that is required to be disclosed pursuant to subpoena


                                     III-3
        or other process issued by a court or administrative agency having appropriate jurisdiction, provided, however, that the recipient shall give prior notice to the source and shall reasonably cooperate if the source deems it necessary to seek protective arrangements.

10.4 Survival. The obligation of confidentiality and use with respect to Confidential Information disclosed by one Party to the other shall survive any termination of this Agreement for a period of three (3) years from the date of the initial disclosure of the Confidential Information.

11. Consent. Where consent, approval, or mutual agreement is required of a Party, it shall not be unreasonably withheld or delayed.

12. Cooperation on Fraud Minimization. Valu-Line assumes responsibility for all fraud associated with its end user customers and accounts. GTE shall have no responsibility for, nor is it required to investigate or make adjustments to Valu-Line's account in cases of fraud. The Parties agree that they shall cooperate with one another to resolve cases of fraud. The Parties' fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

13.     Dispute Resolution.

13.1 Alternative to Litigation. Except as provided under Section 252 of the Act with respect to the approval of this Agreement by the Commission, the Parties desire to resolve disputes arising out of or relating to this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following alternative dispute resolution procedures as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

13.2 Negotiations. At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising out of or relating to this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery, and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise discoverable, be discovered or otherwise admissible, be admitted in evidence, in the arbitration or lawsuit.

13.3    Arbitration. If the negotiations do not resolve the dispute within sixty
        (60) Business Days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association except that the Parties may select an arbitrator outside American Arbitration Association rules upon mutual agreement. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section. Each Party may submit in writing to a Party, and that Party shall so respond to, a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents, or requests for admission. Each Party is also entitled to take the oral deposition of one individual of another Party. Additional discovery may be permitted upon mutual agreement of the Parties. The arbitration hearing shall be commenced within sixty (60) Business Days of the demand for arbitration. The arbitration shall be held in a mutually agreeable city. The arbitrator shall control the scheduling


                                     III-4
        so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) Business Days after the close of hearings. The times specified in this section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

13.4 Expedited Arbitration Procedures. If the issue to be resolved through the negotiations referenced in Section 13.2 directly and materially affects service to either Party's end user customers, then the period of resolution of the dispute through negotiations before the dispute is to be submitted to binding arbitration shall be five (5) Business Days. Once such a service affecting dispute is submitted to arbitration, the arbitration shall be conducted pursuant to the expedited procedures rules of the Commercial Arbitration Rules of the American Arbitration Association (i.e., rules 53 through 57).

13.5 Costs. Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (including search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

13.6 Continuous Service. The Parties shall continue providing services to each other during the pendency of any dispute resolution procedure, and the Parties shall continue to perform their obligations (including making payments in accordance with Article IV, Section 4) in accordance with this Agreement.

14. Entire Agreement. This Agreement constitutes the entire agreement of the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, negotiations, proposals, and representations, whether written or oral, and all contemporaneous oral agreements, negotiations, proposals, and representations concerning such subject matter. No representations, understandings, agreements, or warranties, expressed or implied, have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

15. Expenses. Except as specifically set out in this Agreement, each Party shall be solely responsible for its own expenses involved in all activities related to the subject of this Agreement.

16. Force Majeure. In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or likes acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of nonperformance and both Parties shall proceed whenever such causes are removed or cease.

17. Good Faith Performance. In the performance of their obligations under this Agreement, the Parties shall act in good faith. In situations in which notice, consent, approval or similar action by a Party is permitted or required by any provision of this Agreement, such action shall not be unreasonably delayed, withheld or conditioned.


                                     III-5

18. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state where the Services are provided or the facilities reside and shall be subject to the exclusive jurisdiction of the courts therein.

19. GTE Standard Practices. The Parties acknowledge that GTE shall be establishing industry standard approaches to various requirements hereunder applicable to Valu-Line industry which will be added in the Guide. Valu-Line agrees that GTE may implement such industry standard practices to satisfy any GTE obligations under this Agreement to which such GTE standard practices apply.

20. Headings. The headings in this Agreement are inserted for convenience and identification only and shall not be considered in the interpretation of this Agreement.

21. Independent Contractor Relationship. The persons provided by each Party shall be solely that Party's employees and shall be under the sole and exclusive direction and control of that Party. They shall not be considered employees of the other Party for any purpose. Each Party shall remain an independent contractor with respect to the other and shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each Party shall also be responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as Social Security, unemployment, workers' compensation, disability insurance, and federal and state withholding. Each Party shall indemnify the other for any loss, damage, liability, claim, demand, or penalty that may be sustained by reason of its failure to comply with this provision.

22.     Law Enforcement Interface.

22.1 Except to the extent not available in connection with GTE's operation of its own business, GTE shall provide seven day a week/twenty-four hour a day assistance to law enforcement persons for emergency traps, assistance involving emergency traces and emergency information retrieval on customer invoked CLASS services, including, without limitation, call traces requested by Valu-Line.

22.2 GTE agrees to work jointly with Valu-Line in security matters to support law enforcement agency requirements for taps, traces, court orders, etc. Charges for providing such services for Valu-Line Customers will be billed to Valu-Line.

22.3 GTE will, in non emergency situations, inform the requesting law enforcement agencies that the end-user to be wire tapped, traced, etc. is a Valu-Line Customer and shall refer them to Valu-Line.

23.     Liability and Indemnity.

23.1 Indemnification. Value-Line agrees to release, indemnify, defend, and hold harmless GTE from all losses, claims, demands, damages, expenses, suits, or other actions, or any liability whatsoever, including, but not limited to, costs and attorney's fees, whether suffered, made, instituted, or asserted by any other party or person, for invasion of privacy, personal injury to or death of any person or persons, or for losses, damages, or destruction of property, whether or not owned by others, regardless of form of action.

23.2 End User and Content-Related Claims. Valu-Line agrees to release, indemnify, defend, and hold harmless GTE, its affiliates, and any third-party provider or operator of facilities involved in the provision of Services (collectively, the "Indemnified Party") from all losses, claims, demands, damages, expenses, suits, or other actions, or any liability whatsoever, including, but not limited to, costs and attorney's fees, suffered, made, instituted, or asserted by Valu-Line's end users


                                     III-6
        against an Indemnified Party arising from Services. Valu-Line further agrees to release, indemnify, defend, and hold harmless the Indemnified Party from all losses, claims, demands, damages, expenses, suits, or other actions, or any liability whatsoever, including, but not limited to, costs and attorney's fees, suffered, made, instituted, or asserted by any third party against an Indemnified Party arising from or in any way related to actual or alleged defamation, libel, slander, interference with or misappropriation of proprietary or creative right, or any other injury to any person or property arising out of content transmitted by the Indemnified Party or such Party's end users, or any other act or omission of the Indemnified Party or such Party's end users.

23.3 DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, GTE MAKES NO REPRESENTATIONS OR WARRANTIES TO CUSTOMER CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES PROVIDED UNDER THIS AGREEMENT. PROVIDER DISCLAIMS, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

23.4 Limitation of Liability. GTE's liability, whether in contract, tort or otherwise, shall be limited to direct damages, which shall not exceed the pro rata portion of the monthly charges for the Services for the time period during which the Services provided pursuant to this Agreement are inoperative, not to exceed in total GTE's monthly charge to Customer. Under no circumstance shall GTE be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, the Parties recognize that GTE may, from time to time, provide advice, make recommendations, or supply other analysis related to the Services described in this Agreement, and, while GTE shall use diligent efforts in this regard, Customer acknowledges and agrees that this limitation of liability shall apply to provision of such advice, recommendations, and analysis.

23.5 Intellectual Property. GTE shall have no obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, Valu-Line based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision or use of any facilities by either Party under this Agreement constitutes direct or contributory infringement, or misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any third party.

24. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document

25. No Offer. This Agreement will be effective only upon execution and delivery by both Parties and approval by the Commission in accordance with Section 252 of the Act.

26. No Third Party Beneficiaries. Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other right or privilege.

27. Notices. Any notice to a Party required or permitted under this Agreement shall be in writing and shall be deemed to have been received on the date of service if served personally, on the date receipt is acknowledged in writing by the recipient if delivered by regular U.S. mail, or on the date stated on the receipt if delivered by certified or registered mail or by a courier service that obtains a written receipt. Upon prior immediate oral agreement of the parties' designated recipients


                                     III-7
        identified below, notice may also be provided by facsimile, internet or electronic messaging system, which shall be effective if sent before 5:00 p.m. on that day, or if sent after 5:00 p.m. it will be effective on the next Business Day following the date sent. Any notice shall be delivered using one of the alternatives mentioned in this section and shall be directed to the applicable address indicated below or such address as the Party to be notified has designated by giving notice in compliance with this section:

        If to GTE:             GTE Central Incorporated
                               Attention: Regulatory Director
                               Address:816 Congress
                               Suite 1500
                               Austin, Texas 78701
                               Facsimile number: (512) 370-4275

        If to Valu-Line:       Valu-Line Long Distance
                               Attention: William D. Rhodes, Jr.
                               3301 W. Marshall Avenue
                               P.O. Box 3707
                               Longview, Texas 75606
                               Facsimile number: (903) 295-6314
                               Internet Address:_____________

28.     Protection.

28.1 Impairment of Service. The characteristics and methods of operation of any circuits, facilities or equipment of either Party connected with the services, facilities or equipment of the other Party pursuant to this Agreement shall not interfere with or impair service over any facilities of the other Party, its affiliated companies, or its connecting and concurring carriers involved in its services, cause damage to their plant, violate any applicable law or regulation regarding the invasion of privacy of any communications carried over the Party's facilities or create hazards to the employees of either Party or to the public (each hereinafter referred to as an "Impairment of Service").

28.2 Resolution. If either Party causes an Impairment in Service, the Party whose network or service is being impaired (the "Impaired Party") shall promptly notify the Party causing the Impairment of Service (the "Impairing Party") of the nature and location of the problem and that, unless promptly rectified, a temporary discontinuance of the use of any circuit, facility or equipment may be required. The Impairing Party and the Impaired Party agree to work together to attempt to promptly resolve the Impairment of Service. If the Impairing Party is unable to promptly remedy the Impairment of Service, then the Impaired Party may at its option temporarily discontinue the use of the affected circuit, facility or equipment.

29. Publicity. Any news release, public announcement, advertising, or any form of publicity pertaining to this Agreement, provision of Services pursuant to it, or association of the Parties with respect to provision of the services described in this Agreement shall be subject to prior written approval of both GTE and Valu-Line.

30. Regulatory Agency Control. This Agreement shall at all times be subject to changes, modifications, orders, and rulings by the Federal Communications Commission and/or applicable state utility regulatory commission to the extent the substance of this Agreement is or becomes subject to the jurisdiction of such agency.

31. Changes in Legal Requirements. GTE and Valu-Line further agree that the terms and conditions of this Agreement were composed in order to effectuate the legal requirements in effect at the


                                     III-8
        time the Agreement was produced. Any modifications to those requirements will be deemed to automatically supersede any terms and conditions of this Agreement.

32. Effective Date. If this Agreement or changes or modifications thereto are subject to approval of a regulatory agency, the "effective date" of this Agreement for such purposes will be ten (10) Business Days after such approval. Such date shall become the "effective date" of this Agreement for all purposes.

33. Regulatory Matters. Each Party shall be responsible for obtaining and keeping in effect all their own FCC, state regulatory commission, franchise authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. Valu-Line shall reasonably cooperate with GTE in obtaining and maintaining any required approvals for which GTE is responsible, and GTE shall reasonably cooperate with Valu-Line in obtaining and maintaining any required approvals for which Valu-Line is responsible.

34. Rule of Construction. No rule of construction requiring interpretation against the drafting party hereof shall apply in the interpretation of this Agreement.

35. Section References. Except as otherwise specified, references within an Article of this Agreement to a Section refer to Sections within that same Article.

36.     Service Standards.

36.1 The Parties shall meet applicable quality of local service standards imposed by the Commission and will provide a level of services to each other under this Agreement in compliance with the nondiscrimination requirements of the Act.

36.2 The Parties agree to implement mutually agreed upon standards to measure the quality of Local Service supplied by GTE with respect to pre-ordering, order/provisioning, maintenance and billing.

36.3 GTE shall provide Valu-Line with notice of any new or changed feature, functionality or price pertaining to pre-ordering, ordering/provisioning, maintenance and billing for "Services" necessary to ensure that Valu-Line can provide retail local exchange services which are at least equal in quality to comparable GTE retail local exchange services.

36.4 The Parties will alert each other to any network events that can result or have resulted in service interruption, blocked calls, and/or changes in network performance. GTE will treat Valu-Line in a nondiscriminatory manner equal to GTE's established business practice, e.g., GTE will advise Valu-Line of any such network event resulting in blocked calls or lost features.

37. Severability. If any provision of this Agreement is held by a court or regulatory agency of competent jurisdiction to be unenforceable, the rest of the Agreement shall remain in full force and effect and shall not be affected unless removal of that provision results, in the opinion of either Party, in a material change to this Agreement. If a material change as described in this paragraph occurs as a result of action by a court or regulatory agency, the Parties shall negotiate in good faith for replacement language. If replacement language cannot be agreed upon within a reasonable period, either Party may terminate this Agreement without penalty or liability for such termination upon written notice to the other Party.

38. Subcontractors. Provider may enter into subcontracts with third parties or affiliates for the performance of any of Providers duties or obligations under this Agreement.

39. Subsequent Law. The terms and conditions of this Agreement shall be subject to any and all applicable laws, rules, or regulations that subsequently may be prescribed by any federal, state


                                     III-9
        or local governmental authority. To the extent required by any such subsequently prescribed law, rule, or regulation, the Parties agree to modify, in writing, the affected term(s) and condition(s) of this Agreement to bring them into compliance with such law, rule, or regulation.

40. Taxes. Any state or local excise, sales, or use taxes (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party. The collecting Party shall charge and collect from the obligated Party, and the obligated Party agrees to pay to the collecting Party, all applicable taxes, except to the extent that the obligated Party notifies the collecting Party and provides to the collecting Party appropriate documentation that qualifies the obligated Party for a full or partial exemption. Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The obligated Party may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such Party shall not permit any lien to exist on any asset of the other Party by reason of the contest. The collecting Party shall cooperate in any such contest by the other Party.

40.1 Tax - A charge which is statutorily imposed by the state or local jurisdiction and is either (a) imposed on the seller with the seller having the right or responsibility to pass the charge(s) on to the purchaser and the seller is responsible for remitting the charge(s) to the state or local jurisdiction or (b) imposed on the purchaser with the seller having an obligation to collect the charge(s) from the purchaser and remit the charge(s) to the state or local jurisdiction.

        Taxes shall include but not be limited to: federal excise tax, state/local sales and use tax, state/local utility user tax, state/local telecommunication excise tax, state/local gross receipts tax, and local school taxes. Taxes shall not include income, income-like, gross receipts on the revenue of a provider, or property taxes. Taxes shall not include payroll withholding taxes unless specifically required by statute or ordinance.

40.2 Fees/Regulatory Surcharges - A charge imposed by a regulatory authority, other agency, or resulting from a contractual obligation, in which the seller is responsible or required to collect the fee/surcharge from the purchaser and the seller is responsible for remitting the charge to the regulatory authority, other agency, or contracting party.

        Fees/Regulatory Surcharges shall include but not be limited to E911/911, E311/311, franchise fees, Lifeline, hearing impaired, and Commission surcharges.

41. Trademarks and Trade Names. Except as specifically set out in this Agreement, nothing in this Agreement shall grant, suggest, or imply any authority for one Party to use the name, trademarks, service marks, or trade names of the other for any purpose whatsoever.

42. Waiver. The failure of either Party to insist upon the performance of any provision of this Agreement, or to exercise any right or privilege granted to it under this Agreement, shall not be construed as a waiver of such provision or any provisions of this Agreement, and the same shall continue in full force and effect.

43. Amendment of Certain Rates. The Parties agree as follows with respect to modification of the rates initially provided for herein:

        The rates, terms and conditions in this Agreement that are specified in Attachment 43A (the "MCI Terms") were taken from the GTE/MCI Interconnection, Resale and Unbundling Agreement (the "MCI Agreement") that has been approved by the Commission in Docket No. 16355. The rates, terms and conditions not included in this Agreement but referenced in Attachment 43B (the "GTE Terms") were excluded from the MCI Agreement by the Commission in Docket No. 16355. GTE


                                     III-10
        and Valu-Line agree that if the MCI Terms are deemed to be unlawful, or are stayed, enjoined or otherwise modified, in whole or in part, by a court or commission of competent jurisdiction, then this Agreement shall be deemed to have been amended accordingly, by modification of the MCI Terms or, as appropriate, the substitution of GTE Terms for all stayed and enjoined MCI Terms, and such amendments shall be effective retroactive to the Effective Date of this Agreement.

        GTE and Valu-Line further agree that the terms and conditions of this Agreement reflect certain requirements of the FCC's First Report and Order in CC Docket No. 96-98. The terms and conditions of this Agreement shall be subject to any and all actions by any court or other governmental authority that invalidate, stay, vacate or otherwise modify the FCC's First Report and Order, in whole or in part ("subsequent action"). To the extent warranted by any such subsequent action, the Parties agree that this Agreement shall be deemed to have been modified accordingly as in the first paragraph of this Section 43. The Parties agree to immediately apply any affected terms and conditions, including any in other sections and articles of this Agreement, consistent with such subsequent action, and within a reasonable time incorporate such modified terms and conditions in writing into this Agreement. If the MCI terms are affected by such subsequent action and GTE determines they cannot be consistently applied therewith, the GTE terms shall apply. Valu-Line acknowledges that GTE may seek to enforce such subsequent action before a commission or court of competent jurisdiction. GTE does not waive any position regarding the illegality or inappropriateness of the FCC's First Report and Order.

        The rates, terms and conditions (including rates which may be applicable under true-up) specified in both the GTE Terms and the MCI Terms are further subject to amendment, retroactive to the Effective Date of the Agreement, to provide for charges or rate adjustments resulting from future Commission or other proceedings, including but not limited to any generic proceeding to determine GTE's unrecovered costs (e.g., historic costs, contribution, undepreciated reserve deficiency, or similar unrecovered GTE costs (including GTE's end user surcharge)), the establishment of a competitively neutral universal service system, or any appeal or other litigation.

        If the Commission (or any other commission or federal or state court) in reviewing this Agreement pursuant to applicable state or federal laws, including Section 252(e) of the Telecommunications Act of 1996, deletes or modifies in any way this Section 43, then the Parties agree that they will reopen negotiations within ten (10) days after receipt of the final decision making such deletion or modification in order to attempt to craft the new provision that will provide substantially the same protections to GTE and Valu-Line as this Section 43. If the Parties cannot reach agreement on such a provision within twenty (20) calendar days thereafter, the Parties agree that the entire Agreement is void and will not become effective, and Valu-Line agrees to withdraw this Agreement from consideration by the Commission (or any other commission or federal or state court). In such event, each Party shall have 25 days following the close of the 20-day negotiation period within which to file a petition for arbitration before the Commission under Section 252(e) of the Telecommunications Act of 1996 of the issues that remain in dispute under this paragraph.


                                     III-11

                                   ARTICLE IV
                     GENERAL RULES GOVERNING RESOLD SERVICES

1. General. General regulations, terms and conditions governing rate applications, technical parameters, service availability, definitions and feature interactions, as described in the appropriate GTE intrastate local, toll and access tariffs, as referenced in the third column of Appendix A (the "GTE Retail Tariff"), apply to retail services made available by GTE to Valu-Line for resale provided by GTE to Valu-Line, when appropriate, unless otherwise specified in this Agreement. As applied to services under this Agreement, the term "Customer" contained in the GTE Retail Tariff shall be deemed to mean "Valu-Line" as defined in this Agreement.

2.      Liability of GTE.

2.1 Inapplicability of Tariff Liability. GTE's general liability, as described in the GTE Retail Tariff, does not extend to Valu-Line's customers or any other third party. Liability of GTE to Valu-Line resulting from any and all causes arising out of services, or any other items relating to this Agreement shall be governed by the liability provisions contained in this Agreement and no other liability whatsoever shall attach to GTE. GTE shall be liable for the individual services, facilities or elements that it separately provides to Valu-Line and shall not be liable for the integration of components combined by Valu-Line.

2.2 Valu-Line Tariffs or Contracts. Valu-Line shall, in its tariffs or other contracts for services provided to its end users using services obtained from GTE, provide that in no case shall GTE be liable to Valu-Line's end users or any third parties for any indirect, special or consequential damages, including, but not limited to, economic loss or lost business or profits, whether foreseeable or not, and regardless of notification by Valu-Line of the possibility of such damages and Valu-Line shall indemnify and hold GTE harmless from any and all claims, demands, causes of action and liabilities based on any reason whatsoever from its customers as provided in this Agreement. Nothing in this Agreement shall be deemed to create a third party beneficiary relationship with Valu-Line's end users.

2.3 No Liability for Errors. GTE is not liable for mistakes that appear in GTE's listings, 911 and other information databases, or for incorrect referrals of end users to Valu-Line for any ongoing Valu-Line service, sales or repair inquiries, and with respect to such mistakes or incorrect referrals, Valu-Line shall indemnify and hold GTE harmless from any and all claims, demands, causes of action and liabilities whatsoever, including costs, expenses and reasonable attorney's fees incurred on account thereof, by third parties, including Valu-Line's end users or employees. For purposes of this Section 2.3, mistakes and incorrect referrals shall not include matters arising out of the willful misconduct of GTE or its employees or agents.

3.      Unauthorized Changes.

3.1 Procedures. If Valu-Line submits an order for resold services under this Agreement in order to provide service to an end user that at the time the order is submitted is obtaining its local services from GTE or another LEC using GTE resold services, and the end user notifies GTE that the end user did not authorize Valu-Line to provide local exchange services to the end user, Valu-Line must provide GTE with written documentation of authorization from that end user within three (3) Business Days of notification by GTE. If Valu-Line cannot provide written documentation of authorization within such time frame, Valu-Line must within three (3) Business Days thereafter:

        (a) notify GTE to change the end user back to the LEC providing service to the end user before the change to Valu-Line was made; and

        (b) provide any end user information and billing records Valu-Line has obtained relating to the end user to the LEC previously serving the end user; and

        (c) notify the end user and GTE that the change back to the previous LEC has been made; and

        (d) pay GTE fifty dollars ($50.00) per affected line to compensate GTE for switching the end user back to the original LEC.

3.2 Option to Restrict Changes Without Evidence of Authorization. Valu-Line's or GTE's end users may request GTE to permit changes of their provider of local exchange services only upon end user written notification to GTE that the end user wishes to change the end user's provider of local exchange services. In such a situation, GTE will not change an end user's provider of local exchange services without such written notification.

4. Impact of Payment of Charges on Service. Valu-Line is solely responsible for the payment of all charges for all services, facilities and elements furnished under this Agreement, including, but not limited to, calls originated or accepted at its or its end users' service locations. If Valu-Line fails to pay when due any and all charges billed to Valu-Line under this Agreement, including any late payment charges (collectively, "Unpaid Charges"), and any or all such charges remain unpaid more than forty-five (45) Business Days after the due date of such Unpaid Charges excepting previously disputed charges for which Valu-Line may withhold payment, GTE shall notify Valu-Line in writing that it must pay all Unpaid Charges to GTE within seven (7) Business Days. If Valu-Line disputes the billed charges, it shall, within said seven (7) day period, inform GTE in writing of which portion of the Unpaid Charges it disputes, including the specific details and reasons for the dispute, unless such reasons have been previously provided, and shall immediately pay to GTE all undisputed charges. If Valu-Line and GTE are unable, within thirty (30) Business Days thereafter, to resolve issues related to the disputed charges, then either Valu-Line or GTE may file a request for arbitration under Article III of this Agreement to resolve those issues. Upon resolution of any dispute hereunder, if Valu-Line owes payment it shall make such payment to GTE with any late payment charge under Article III, Section 7.2, from the original payment due date. If Valu-Line owes no payment, but has previously paid GTE such disputed payment, then GTE shall credit such payment including any late payment charges. If Valu-Line fails to pay any undisputed Unpaid Charges, Valu-Line shall, at its sole expense, within five (5) Business Days notify its end users that their service may be disconnected for Valu-Line's failure to pay Unpaid Charges, and that its end users must select a new provider of local exchange services. If Valu-Line fails to provide such notification or any of Valu-Line's end users fail to select a new provider of services within the applicable time period, GTE will provide local exchange services to Valu-Line's end users under GTE's applicable end user tariff at the then current charges for the services being provided. In this circumstance, otherwise applicable service establishment charges will not apply to Valu-Line's end user, but will be assessed to Valu-Line. GTE may discontinue service to Valu-Line upon failure to pay undisputed charges as provided in this Section 4, and shall have no liability to Valu-Line or Valu-Line's end users in the event of such disconnection.

5. Unlawful Use of Service. Services provided by GTE pursuant to this Agreement shall not be used by Valu-Line or its end users for any purpose in violation of law. Valu-Line, and not GTE, shall be responsible to ensure that Valu-Line and its end users use of services provided hereunder comply at all times with all applicable laws. GTE may refuse to furnish service to Valu-Line or disconnect particular services provided under this Agreement to Valu-Line or, as appropriate, Valu-Line's end user when (i) an order is issued by a court of competent jurisdiction finding that probable cause exists to believe that the use made or to be made of the service is prohibited by law or (ii) GTE is notified in writing by a law enforcement agency acting within its jurisdiction that any facility furnished by GTE is being used or will be used for the purpose of transmitting or receiving gambling information in interstate or foreign commerce in violation of law. Termination of service shall take place after reasonable notice is provided to Valu-Line, or as ordered by the court. If facilities have been physically disconnected by law enforcement officials at the premises where located, and if there is not presented to GTE the written finding of a court, then upon request of Valu-Line and agreement to pay restoral of service charges and other applicable service charges, GTE shall promptly restore such service.

6. Timing of Messages. With respect to GTE resold measured rate local service(s), chargeable time begins when a connection is established between the calling station and the called station. Chargeable time ends when the calling station "hangs up," thereby releasing the network connection. If the called station "hangs up" but the calling station does not, chargeable time ends when the network connection is released by automatic timing equipment in the network.

7. Procedures For Preordering, Ordering, Provisioning, Etc. Certain procedures for preordering, ordering, provisioning, maintenance and billing and electronic interfaces for many of these functions are described in Appendix B. All costs and expenses for any new or modified electronic interfaces Valu-Line requires that GTE determines are technically feasible and GTE agrees to develop will be paid by Valu-Line pursuant to Appendix B. The schedule for implementation of any new or modified electronic interfaces will be developed by GTE according to industry standards and will be based upon the amount of work needed to design, test and implement the new or modified interface.

8. Customer Contacts. Except as otherwise provided in this Agreement or as agreed to in a separate writing by Valu-Line, Valu-Line shall provide the exclusive interface with Valu-Line's end user customers in connection with the marketing or offering of Valu-Line services. Except as otherwise provided in this Agreement, in those instances in which GTE personnel are required pursuant to this Agreement to interface directly with Valu-Line's end users, such personnel shall not identify themselves as representing GTE. All forms, business cards or other business materials furnished by GTE to Valu-Line end users shall bear no corporate name, logo, trademark or trade name other than Valu-Line's. In no event shall GTE personnel acting on behalf of Valu-Line pursuant to this Agreement provide information to Valu-Line end users about GTE products or services.

                                  ARTICLE V
                              RESALE OF SERVICES

1. General. The purpose of this Article V is to define the Exchange Services and related Vertical Features and other Services (collectively referred to for purposes of this Article V as the "Services") that may be purchased from GTE and resold by Valu-Line and the terms and conditions applicable to such resold Services. Except as specifically provided otherwise in this Agreement, provisioning of Exchange Services for resale will be governed by the GTE Guide. GTE will make available to Valu-Line for resale any Telecommunications Service that GTE currently offers, or may offer hereafter, on a retail basis to subscribers that are not telecommunications carriers, except as qualified by Section 2.2 below.

2.      Terms and Conditions.

2.1 Quality and Performance. GTE shall provide Services to Valu-Line that are equal in quality and performance standards to the same Services provided by GTE to its own end user customers.

2.2 Restrictions on Resale. The following restrictions shall apply to the resale of retail services by Valu-Line.

        2.2.1   Valu-Line shall not resell Basic Exchange Residential Service.

        2.2.2 Valu-Line shall not resell to one class of customers a service that is offered by GTE only to another class of customers in accordance with State requirements (e.g., R-1 to B-1, disabled services or Lifeline services to non-qualifying customers).

        2.2.3   Valu-Line shall not resell public pay telephone lines.

        2.2.4   Valu-Line shall not resell semi-public pay telephone lines.

        2.2.5   Valu-Line shall not resell promotional offerings.

2.3 Restrictions on Discount of Retail Services. The discount specified in Section 5.3 herein shall apply to all retail services except for the following:

        2.3.1 Valu-Line shall resell services that are provided at a volume discount in accordance with terms and conditions of applicable tariff. Valu-Line shall not aggregate end user traffic in order to qualify for volume discount.

        2.3.2 Valu-Line shall resell ICB/Contract services without a discount and only to end user customers that already have such services.

        2.3.3 Valu-Line shall resell COCOT coin or coinless line but no discount applies.

        2.3.4 Valu-Line shall resell Lifeline services and services for the disabled but no discount shall apply and they shall only be resold to end user customers who qualify under GTE's tariffs and state/Commission rules, orders and regulations.

        2.3.5   Valu-Line shall resell special access but no discount applies.

        2.3.6 Valu-Line shall resell Operator Services and Directory Assistance as specified in Section 5.6 herein however no discount applies.

2.4 Resale to Other Carriers. Services available for resale may not be used by Valu-Line to provide access to the local network as an alternative to tariffed switched and special access by other carriers, including, but not limited to; interexchange carriers, wireless carriers, competitive access providers, or other retail telecommunications providers.

3.      Ordering and Billing.

3.1 Local Service Request. Orders for resale of Services will be placed utilizing a standard Local Service Request ("LSR") form. GTE will continue to participate in industry forums for developing service order/disconnect order formats and will incorporate appropriate industry standards. A complete and accurate LSR (containing the requisite end user information as described in the Guide) must be provided by Valu-Line before a request can be processed.

3.2 Certificate of Operating Authority. When ordering, Valu-Line must represent and warrant to GTE that it is a certified provider of local dial-tone service. Valu-Line will provide a copy of its Certificate of Operating Authority or other evidence of its status to GTE upon request.

3.3 Letter of Authorization. A Letter of Authorization ("LOA") will be required before resold Services will be provided in cases in which the subscriber currently receives Exchange Service from GTE or from a local service provider other than Valu-Line. Such LOA may be a blanket LOA or such other form as agreed upon between GTE and Valu-Line. GTE will not release information to Valu-Line on GTE end user customer accounts unless Valu-Line first provides to GTE a written LOA, signed by the end user customer, authorizing the release of such information to Valu-Line or if state or federal law provides otherwise, in accordance with such law.

3.4 Directory Assistance Listings. GTE shall include a Valu-Line customer listing in its Directory Assistance database as part of the Local Service Request ("LSR") process. GTE will honor Valu-Line Customers preferences for listing status, including non-published and unlisted, as noted on the LSR and will enter the listing in the GTE database which is used to perform Directory Assistance functions as it appears on the LSR.

3.5 Nonrecurring Charges. Valu-Line shall be responsible for the payment of all nonrecurring charges ("NRCs") applicable to resold Services (e.g., installation, changes, ordering charges) in accordance with the appropriate tariff referenced on Appendix A. No discount applies to nonrecurring charges.

3.6 Transfers Between Valu-Line and Another Reseller of GTE Services. When Valu-Line has obtained an end user customer from another reseller of GTE services, Valu-Line will inform GTE of the transfer by submitting a standard LSR to GTE.

3.7 Local Calling Detail. Except for those Services and in those areas where measured rate local service is available to end users, monthly billing to Valu-Line does not include local calling detail. However, Valu-Line may request and GTE shall consider developing the capabilities to provide local calling detail in those areas where measured local service is not available for a mutually agreeable charge.

3.8 Procedures. An overview of the procedures for preordering, ordering, provisioning and billing for resold services are outlined in Appendix B, attached hereto and made a part hereof.

3.9 LIDB. For resale services, GTE's service order will generate updates to the LIDB for validation of calling card, collect, and third number billed calls.

3.10 "OLN". Upon request, GTE will update the database to provide Originating Line Number ("OLN") Screening which indicates to an operator the acceptable billing methods for calls originating from the calling number (e.g., penal institutions, COCOTS).

4.      Maintenance.

4.1 Maintenance, Testing and Repair. GTE will provide repair and maintenance services to Valu-Line and its end user customers for resold Services in accordance with the same standards and charges used for such services provided to GTE end user customers. GTE will not initiate a maintenance call or take action in response to a trouble report from a Valu-Line end user until such time as trouble is reported to GTE by Valu-Line. Valu-Line must provide to GTE all end user information necessary for the installation, repair and servicing of any facilities used for resold Services according to the procedures described in the Guide.

4.2 Specifics and Procedures for Maintenance. An overview of the procedures for maintenance of resold services and additional matters agreed to by the Parties concerning maintenance are set forth in Appendix B.

5.      Services Available for Resale.

5.1 Description of Local Exchange Services Available for Resale. Resold basic Exchange Service includes, but is not limited to, the following elements:

        (a) Voice Grade Local Exchange Access Line - includes a telephone number and dial tone.

        (b) Local Calling - at local usage measured rates if applicable to the end user customer.

        (c)     Access to long distance carriers

        (d)     E-911 Emergency Dialing

        (e)     Access to Special Access Codes - e.g., 800, 888, 900

        (f)     Use of AIN Services (those currently available to end users)

        (g)     End User Private Line Services

        (h) Listing of telephone number in appropriate "white pages" directory; and

        (i) Copy of "White Pages" and "Yellow Pages" directories for the appropriate GTE service area

5.2 List of Services Available for Resale. The type of Services listed on Appendix A, attached hereto and made a part of this Agreement, are available for resale by Valu-Line. Subject to the limitations on resale enumerated in this Article, any new services that GTE offers in the future at retail to customers who are not telecommunications carriers shall also be available to Valu-Line for resale under the same terms and conditions contained in this Agreement. Additional regulations, terms and conditions relating to the type of Services listed on Appendix A can be found in the appropriate intrastate local, toll and access tariffs referenced on Appendix A and in Article IV of this Agreement. Terms, conditions and other matters concerning rate applications, technical parameters, provisioning capability, definitions and feature interactions contained in such tariffs are applicable to the type of Services offered under this Agreement and are incorporated herein by reference. Modifications to Services listed on Appendix E shall be provided to Valu-Line in accordance with GTE's practices and procedures.

5.3 Rates. The prices charged to Valu-Line for Local Services shall be calculated as follows:

        (1) Avoided Cost Discount of 13.63% shall apply to all retail services except those services listed in Section 2.2 and Section
                2.3 herein.

        (2) The discount dollar amount calculated under Step 1 above will be deducted from the retail rate.

        (3)     The resulting rate is the Wholesale Rate.

        (4) This discount dollar amount in Step 2 above shall not change during the Term of this Agreement, even though GTE may change its retail rates.

5.4 Grandfathered Services. Services identified in GTE Tariffs as grandfathered in any manner are available for resale only to end user customers that already have such grandfathered service. An existing end user customer may not move a grandfathered service to a new service location.

5.5 Access. GTE retains all revenue due from other carriers for access to GTE facilities, including both switched and special access charges.

5.6 Operator Services (OS) and Directory Assistance (DA). Where GTE provides access to GTE Operator Services for local and toll assistance (for example, call completion, busy line verification and emergency interruption) and Directory Assistance (e.g., 411 calls routed to GTE's DA operator centers) as an element of Exchange Services offered for resale, Valu-Line will be billed in accordance with Appendix A. GTE will provide its existing OS and DA to a Valu-Line at the same quality and in a nondiscriminatory manner as the service GTE's end users receive.

        5.6.1 Where Customized Routing is available and Valu-Line so requests, GTE will offer unbranded OS and DA or rebranded OS and DA with the Valu-Line brand. GTE will provide such unbranding or rebranding on a switch-by-switch basis, subject to capability and capacity limitations. Upon receipt of an order for unbranding or rebranding, GTE will implement within 90 Business Days when technically capable.

        5.6.2 Valu-Line will be billed for unbranding or rebranding and Customized Routing. Upon written request from the Valu-Line, GTE will provide Valu-Line with terms and conditions for providing customized routing and branding, plus the applicable charges.

        5.6.3 For those offices that Valu-Line has requested GTE to rebrand and/or unbrand OS and DA, Valu-Line shall continue exclusively to use GTE rebranded and/or unbranded OS and DA for the duration of the Agreement. Live operators handling OS and DA calls from Valu-Line local service customers will identify themselves as Valu-Line operators; where such rebranding is not technically feasible, live operator response will be provided on an unbranded basis. Valu-Line agrees to withdraw its request for branding of OS and DA for calls that are handled by automated systems until these systems are capable of rebranding.

                                  ARTICLE VI

           ADDITIONAL SERVICES AND COORDINATED SERVICE ARRANGEMENTS

1.      Bona Fide Request Process.

1.1 Intent. The Bona Fide Request process is intended to be used when Valu-Line requests customized Service Orders for certain services, features, capabilities or functionality defined and agreed upon by the Parties as services to be ordered as Bona Fide Requests.

1.2     Process.

        1.2.1 A Bona Fide Request shall be submitted in writing by Valu-Line and shall specifically identify the need to include technical requirements, space requirements and/or other such specifications that clearly define the request such that GTE has sufficient information to analyze and prepare a response.

        1.2.2 Although not expected to do so, Valu-Line may cancel a Bona Fide Request in writing at any time prior to Valu-Line and GTE agreeing to price and availability. GTE will then cease analysis of the request.

        1.2.3 Within two (2) Business Days of its receipt, GTE shall acknowledge in writing the receipt of the Bona Fide Request and identify a single point of contact and any additional information needed to process the request.

        1.2.4 Except under extraordinary circumstances, within ten (10) Business Days of its receipt of a Bona Fide Request, GTE shall provide a proposed price and availability date, or it will provide a detailed explanation as to why GTE is not able to meet Valu-Line's request. If extraordinary circumstances prevail, GTE will inform Valu-Line as soon as it realizes that it cannot meet the ten (10) Business Day response due date. Valu-Line and GTE will then determine a mutually agreeable date for receipt of the request.

        1.2.5 Unless Valu-Line agrees otherwise, all proposed prices shall be consistent with the pricing principles of the Act, FCC and/or the Commission. Payments for services purchased under a Bona Fide Request will be made upon delivery, unless otherwise agreed to by Valu-Line, in accordance with the applicable provisions of the Agreement.

        1.2.6 Upon affirmative response from GTE, Valu-Line will submit in writing its acceptance or rejection of GTE's proposal. If at any time an agreement cannot be reached as to the terms and conditions or price of the request, the Dispute resolution procedures described above in this Article may be used by a Party to reach a resolution.

        1.2.7   If GTE responds that it cannot or will not offer the requested item in the Bona Fide Request and Valu-Line deems the item essential to its business operations, and deems GTE's position to be inconsistent with the Act, FCC or Commission regulations and/or the requirements of this Agreement, the Dispute resolution procedures described above in this Article may be used by a Party to reach a resolution.

2. Transfer of Service Announcements. For GTE resold services, GTE shall provide an intercept referral on behalf of Valu-Line. This announcement will provide the new number of the customer and will remain in effect for the same time period this service is provided to GTE's own end users.

3. Misdirected Calls. The Parties will employ the following procedures for handling any misdirected calls (e.g., Business office, repair bureau, etc.).

3.1 To the extent the correct provider can be determined, each Party will refer misdirected calls to the proper provider of local exchange service. When referring such calls, both Parties agree to provide the end user the correct contact telephone number, at no charge and in a courteous manner.

3.2 In responding to misdirected calls, neither Party shall make disparaging remarks about each other, nor shall they use these calls as a basis for internal referrals or to solicit end users or to market services.

4.      911/E911 Arrangements.

4.1 Description of Service. Where GTE is the 911 service provider, GTE shall provide 911 Service as described in this Section as an element of local exchange services available for resale.

4.2 Cooperation and Level of Performance. The Parties agree to provide access to 911/E911 in a manner that is transparent to the end user. The Parties will work together to facilitate the prompt, reliable and efficient level of performance that will provide the same grade of service as that which GTE provides to its own end users.

4.3 Updates to MSAG. It shall be the responsibility of Valu-Line to ensure that the address of each of its end users is included in the Master Street Address Guide (MSAG). Where GTE is the lead telco, GTE will accept address records provided on Valu-Line's Local Service Request ("LSR"). GTE and Valu-Line will work together to develop the process by which LSR errors out of the MSAG will be handled, with appropriate cost recovery to GTE. Where GTE is not the lead telco, GTE has no action and Valu-Line must establish a separate relationship with the lead telco to submit records for MSAG validation. Where GTE is the lead telco, it will have a copy of the MSAG and will provide a copy to Valu-Line upon request at a reasonable charge.

4.4 Updates to Database. The 911/E91I database will be updated with Valu-Line's end user 911/E911 information. If Valu-Line provides its update data to GTE as frequently as does GTE's internal systems, the update process will be as timely. In any case, GTE will not update the ALI database any later than one working day subsequent to receipt of data from Valu-Line.

4.5     Compensation.

        (a) In situations in which GTE is responsible for maintenance of the 911/E911 database and can be compensated for maintaining Valu-Line's information by the 911 district, GTE will seek such compensation from the 911 district. GTE will seek compensation from Valu-Line only if and to the extent that GTE is unable to obtain such compensation from the 911 district.

        (b) Compensation to GTE for provision of services it provides Valu-Line hereunder shall be according to reasonable rates developed by GTE and agreed upon by Valu-Line.

4.6 Liability. GTE will not be liable for errors with respect to 911/E911 services except for its gross negligence as addressed in applicable tariffs.

5.      Information Services Traffic.

5.1 Blocking. Nothing in this Agreement shall restrict either Party from offering to its end user customers the ability to block the completion of information service traffic. If Valu-Line does not wish to be responsible for collect, third number billed, toll, 900 and 976 calls, it must order blocking for resold lines and pay any applicable charges. Should GTE block its end users from making 976 calls, GTE shall also block Valu-Line resale end users from making such calls.

6. Directory Assistance Listings Information. GTE will include listings in its directory assistance database for Valu-Line end users in the same geographic area as GTE provides directory assistance for GTE end users as specified in Article V, Section 3.4.

6.1 GTE shall provide to Valu-Line, at Valu-Line's request, for purposes of Valu-Line providing Valu-Line-branded directory assistance services to its local customers, within sixty (60) Business Days after an order for such tape is received, all published DA listings for that specific state via magnetic tape. Changes to the DA Listing Information shall be updated on a daily basis through the same means used to transmit the initial list. DA Listing Information provided shall indicate whether the customer is a residence or business customer. The rate to be paid by the Valu-Line to GTE will be reasonable and mutually agreed.

6.2 The Parties will not release DA Listing Information that includes the other Party's end user information to Third Parties without the other Party's approval. The other Party will inform the Releasing Party if it desires to have the Releasing Party provide the other Party's DA Listing Information to the Third Party, in which case, the Releasing Party shall provide the other Party's DA Listing Information at the same time as the Releasing Party provides the Releasing Party's DA Listing Information to the Third Party. The rate to be paid by the Releasing Party to the other Party shall be no more than the direct costs of compiling such information. The other Party shall be responsible for billing the Third Party.

6.3 The Parties will work together to identify and develop procedures for database error corrections.

7. Directory Listings and Directory Distribution. Valu-Line will be required to negotiate a separate agreement for directory listings and directory distribution, except as set forth below, with GTE's directory publication company.

                Listings. Valu-Line agrees to supply GTE on a regularly scheduled basis, at no charge, and in a mutually agreed upon format (e.g. Ordering and Billing Forum developed), all listing information for Valu-Line's subscribers who wish to be listed in any GTE published directory for the relevant operating area. Listing information will consist of names, addresses (including city, state and zip code) and telephone numbers. Nothing in this Agreement shall require GTE to publish a directory where it would not otherwise do so.

                Listing inclusion in a given directory will be in accordance with GTE's solely determined directory configuration, scope, and schedules, and listings will be treated in the same manner as GTE's listings.

                Distribution. Upon directory publication, GTE will arrange for the initial distribution of the directory to service subscribers in the directory coverage area at no charge.


                Valu-Line will supply GTE in a timely manner with all required subscriber mailing information including non-listed and non-published subscriber mailing information, to enable GTE to perform its distribution responsibilities.

8. Busy Line Verification and Busy Line Verification Interrupt. Each Party shall establish procedures whereby its operator assistance bureau will coordinate with the operator assistance bureau of the other Party to provide Busy Line Verification ("BLV") and Busy Line Verification and Interrupt ("BLVI") services on calls between their respective end users. Each Party shall route BLV and BLVI inquires over separate inward operator services trunks. Each Party's operator assistance bureau will only verify and/or interrupt the call and will not complete the call of the end user initiating the BLV or BLVI. Each Party shall charge the other for the BLV and BLVI services at the rates contained in Appendix A, or if there is no applicable rate listed in Appendix A, at the rates in their respective tariffs.

9. SAG. GTE will provide to Valu-Line upon request the Street Address Guide at a reasonable charge. Two companion files will be provided with the SAG which lists all services and features at all LSOs, and lists services and features that are available in a specific LSO.

10. Dialing Format Changes. GTE will provide reasonable notification to Valu-Line of changes to local dialing format, i.e., 7 to 10 digit, by end office.

11. Operational Support Systems (OSS). GTE shall provide OSS functions to Valu-Line for ordering, provisioning and billing that are generally available as described in Appendix B attached to this Agreement. Valu-Line shall pay GTE for access to GTE's OSS functions consistent with processes defined in Appendix B.


         GTE's execution of this Agreement is not a concession or waiver in any manner concerning its position that certain of the rates, terms and conditions contained herein are unlawful, illegal and improper.

         IN WITNESS WHEREOF, each Party has executed this Agreement to be effective as of the date first above written.


GTE SOUTHWEST INCORPORATED                      VALU-LINE LONG DISTANCE


By  /s/ Steven J. Pitterle                      By /s/ William J. Rhodes
    ----------------------------------             -----------------------------
Name  Steven J. Pitterle                        Name William J. Rhodes, Jr.

Title  Director of Negotiations                 Title  President

Date  9/12/97                                   Date   7/29/97


APPROVED AS TO FORM BY
  LEGAL DEPARTMENT

  /s/ [Illegible]
---------------------

                                  APPENDIX A
                        SERVICES AVAILABLE FOR RESALE

General. The rates contained in this Appendix A are based upon an avoided cost discount from GTE's retail rates as provided in Article V, Section 5.3 of the Agreement to which this Appendix A is attached and are subject to change resulting from future Commission or other proceedings, including but not limited to any generic proceeding to determine GTE's unrecovered costs (e.g., historic costs, contribution, undepreciated reserve deficiency, or similar unrecovered GTE costs (including GTE's end user surcharge)), the establishment of a competitively neutral universal service system, or any appeal or other litigation. In addition, GTE shall assess Valu-Line a charge for lost contribution associated with intraLATA toll service from a resold business line if GTE does not provide the intraLATA toll associated with the line.

Non-Recurring Charges for Resale Services

                   Initial Service Order, per order                    $41.50
                   Subsequent Service Order, per order                 $24.00

                   Installation, per line                              $27.00
                   Outside Facility Connection Charge, per order*      $Tariffed

* This charge will apply when field work is required for establishment of new resale service. The terms, conditions and rates that apply for this work are described in GTE's retail local service tariffs.


                                       A-1